UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2022

StHealth Capital Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of other jurisdiction of incorporation or organization)	814-01137 (Commission File Number)	47-1709055 (I.R.S. Employer Identification No.)

680 Fifth Ave., 21st Floor New York, NY 10019 (Address of principal executive offices)

212-671-0078 (Registrant’s telephone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	N/A	Not registered on any exchange at this time
Preferred stock, par value $0.001 per share	N/A	Not registered on any exchange at this time

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 (c)     Appointment of Chief Legal Officer and Corporate Secretary.

At the Registrant’s special meeting of the Board of Directors on June 24, 2022, the board unanimously voted to appoint Mr. Adrain Lambert Bryant, age 45, to serve as the Registrant's Chief Legal Officer and Corporate Secretary of the Registrant ("CLO") beginning on July 1, 2022 and pursuant to a written agreement executed on July 7, 2022. Mr. Bryant has served as the Director of Corporate Legal Affairs for Vapotherm, Inc. since August of 2020. Prior to this, Mr. Bryant was a consulting attorney for a variety of clients from October 2017 to August 2020. Mr. Bryant was the Associate General Counsel and Vice President at W. P. Carey, Inc., where he focused on the company's business development company products from August 2015 to October 2017. Prior to this, Mr. Bryant was an Associate with the New York Office of Skadden, Arps, Slate, Meagher & Flom LLP. He has a BS in Analytical Finance and a MS in Accountancy from Wake Forest University and a JD and MBA from Duke University. Mr. Bryant has been a Certified Public Accountant in the State of North Carolina for over 20 years.

Mr. Bryant did not hold any prior executive positions with the Registrant. There are no understandings or arrangements between any of the Registrant’s directors and Mr. Bryant other than the arrangement to serve as the named officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2022

StHealth Capital Investment Corporation

/s/ Paul Saint-Pierre
Paul Saint-Pierre
Chief Executive Officer